AMERICAN FINANCIAL GROUP, INC.



                   1997 ANNUAL BONUS PLAN



                  Adopted on March 11, 1997

               AMERICAN FINANCIAL GROUP, INC.

                      ANNUAL BONUS PLAN




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1.   PURPOSE

     The purpose of the Annual Bonus Plan (the "Plan") is to further the profitability of American Financial Group, Inc. (the "Company") to the benefit of the shareholders of the Company by providing incentive to the Plan participants.

2.   ADMINISTRATION

     Except as otherwise expressly provided herein, the Plan shall be administered by the Compensation Committee or a successor committee or subcommittee (the "Committee") of the Board of Directors of the Company (the "Board") composed solely of two or more "outside directors" as defined pursuant to Section 162(m) of the Internal Revenue Code. No member of the Committee while serving as such shall be eligible to be granted a bonus under the Plan. Subject to the provisions of the Plan (and to the approval of the Board where specified in the Plan), the Committee shall have exclusive power to determine the conditions (including performance requirements) to which the payment of the bonuses may be subject and to certify that performance goals are attained. Subject to the provisions of the Plan, the Committee shall have the authority to interpret the Plan and establish, adopt or revise such rules and regulations and to make all determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan and all of its actions and decisions with respect to the Plan shall be final, binding and conclusive on all parties.

3.   PLAN TERM AND BONUS YEARS

     The term of the Plan is one year, commencing January 1, 1997, which term shall be renewed from year to year unless and until the Plan shall be terminated or suspended as provided in Section 9. As used in the Plan the term "Bonus Year" shall mean a calendar year.

4.   PARTICIPATION

     Subject to the approval of the Committee and the Board
of Directors (based on the recommendation of the Committee), management of the Company shall suggest those persons who
are deemed to be key employees of the Company for
participation in the Plan (the "Participants").
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5.   ESTABLISHMENT OF INDIVIDUAL BONUS TARGETS AND
     PERFORMANCE CRITERIA

     The Committee shall establish the individual target amount of bonus (the "Bonus Target") that may be awarded to each Participant and recommend that the Board adopt such action. In no event shall the establishment of any Participant's Bonus Target give a Participant any right to be paid all or any part of such amount unless and until a bonus is actually awarded pursuant to Section 6.

     The Committee shall establish the performance criteria (the "Performance Criteria") that will apply to the determination of each Participant's bonus for that Bonus Year and recommend that the Board adopt such action. The individuals, their Bonus Targets and Performance Criteria set forth on Schedules I and II have been recommended by the Committee and approved by the Board.

6.   DETERMINATION OF BONUSES AND TIME OF PAYMENT

     As soon as practicable after the end of 1997, the Committee shall certify whether or not the performance criteria of each Participant has been attained and shall recommend to the Board, and the Board shall determine, the amount of the bonus, if any, to be awarded to each Participant for 1997 according to the terms of this Plan.
Such bonus determinations shall be based on achievement of the Performance Criteria for 1997.

     Once the bonus is so determined for a Participant, it shall be paid seventy-five percent in cash and twenty-five percent in Company Common Stock to the Participant (less any applicable withholding and employment taxes) as soon as practicable. The number of shares of Company Common Stock to be issued to a Participant shall be determined by dividing twenty-five percent of the bonus payable (before applicable taxes and deductions) by the average of the per share Fair Market Value of the Common Stock for the last twenty trading days of 1997; the resulting number shall then be rounded to the nearest hundred.

     "Fair Market Value" means the last sale price reported on any stock exchange or over-the-counter trading system on which Company Common Stock is trading on the last trading day prior to a specified date or, if no last sales price is reported, the average of the closing bid and asked prices for a share of Common Stock on a specified date. If no sale has been made on any date, then prices on the last preceding day on which any such sale shall have been made be used in determining Fair Market Value under either method prescribed in the previous sentence.
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7.   TERMINATION OF EMPLOYMENT

     If a Participant's employment with the Company or a subsidiary, as the case may be, is terminated for any reason other than discharge for cause, he may be entitled to such bonus, if any, as the Committee, in its sole discretion, may determine.

     In the event of a Participant's discharge for cause from the employ of the Company or a Subsidiary, as the case may be, he shall not be entitled to any amount of bonus unless the Committee, in its sole discretion, determines otherwise.

8.   MISCELLANEOUS

          A.   Government and Other Regulations.  The
     obligation of the Company to make payment of bonuses shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

          B.   Tax Withholding.  The Company or a
     Subsidiary, as appropriate, shall have the right to deduct from all bonuses paid in cash any federal, state or local taxes required by law to be withheld with respect to such cash payments.

          C. Claim to Bonuses and Employment Rights. The designation of persons to participate in the Plan shall be wholly at the discretion of the Board. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or a Subsidiary.

          D. Beneficiaries. Any bonuses awarded under this Plan to a Participant who dies prior to payment shall be paid to the beneficiary designated by the Participant on a form filed with the Company. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant's legal representative. A beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.

          E. Nontransferability. A person's rights and interests under the Plan may not be assigned, pledged or transferred except, in the event of a Participant's death, to his designated beneficiary as provided in the Plan or, in the absence of such designation, by will or the laws of descent and distribution.
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          F.   Indemnification.  Each person who is or shall
     have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company (to the extent permitted by the Articles of Incorporation and Code of Regulations of the Company and applicable law) against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him, in satisfaction of judgment in any such action, suit or proceeding against him. He shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Code of Regulations, as a matter of law or otherwise or of any power that the Company may have to indemnify him or hold him harmless.

          G. Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent certified public accountants of the Company or of its Subsidiaries or upon any other information furnished in connection with the Plan by any officer or director of the Company or any of its Subsidiaries. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

          H. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries in such proportions as shall be agreed upon by them from time to time.

          I. Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

          J. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and, in the event of any conflict between any such title or heading and the text of the Plan, such text shall control.
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9.   AMENDMENT AND TERMINATION

     The Board may at any time terminate the Plan. The Board may at any time, or from time to time, amend or suspend and, if suspended, reinstate the Plan in whole or in part. Notwithstanding the foregoing, the Plan shall continue in effect to the extent necessary to settle all matters relating to the payment of bonuses awarded prior to any such termination or suspension.